UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)         June 4, 2001

TELLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4951 Indiana Avenue, Lisle, Illinois	60532
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 378-8800

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

Second Quarter, 2001 Restructuring and Other Charges

On May 31, 2001, Tellabs, Inc. announced that it will record restructuring and other charges totaling approximately $262 million in the second quarter of 2001, as a result of the company's previously announced restructuring. Further details are contained in the press release of Tellabs, Inc., dated May 31, 2001, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Exhibits.

   (c) Exhibits
     Exhibit 99 - Press Release of Tellabs, Inc., dated May 31, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       TELLABS, INC.
                      (Registrant)

                             /s James A. Dite
                         James A. Dite
                                                 Vice President and Controller
                                                   (Principal Accounting Officer)

June 4, 2001
(Date)

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release of Tellabs, Inc., dated May 31, 2001.